Exhibit 10.04(c)

225 North Shore Drive, 6th Floor Pittsburgh, PA 15212-5861

[                            ]

«Title» «FirstName» «LastName»

«Company»

«Address1»

«Address2»

«address3»

«City», «State   »  «PostalCode»

Re:  2005 Directors’ Deferred Compensation Plan – 2006 Phantom Units Award

Dear «title 2»:

As you are aware, on [           ] you were awarded [             ] phantom units of Equitable Resources, Inc.’s common stock, the value of which is determined by reference to the Company’s common stock, and has been credited to your account under the 2005 Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”).  Each stock unit will be credited quarterly with dividends in the form of additional stock units, such additional stock units to be payable on the same terms as the original award.  The deferred stock units are awarded in substitution for the 500-share automatic stock option grant provided for under §6.02 of the 1999 Non-Employee Directors’ Stock Incentive Plan.

The stock units will be paid out in cash in accordance with the 2005 Directors’ Deferred Compensation Plan on the earlier of the Director’s death or retirement from the Board.  A copy of the Plan is enclosed for your reference.

If you have any questions, please call me at [                     ].

Very truly yours,